Kraton Corporation Second Quarter 2019 Earnings Presentation July 25, 2019

Disclaimers Forward Looking Statements Some of the statements and information in this presentation contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. This presentation includes forward-looking statements that reflect our plans, beliefs, expectations, and current views with respect to, among other things, future events and financial performance. Forward-looking statements are often identified by words such as “outlook,” “believes,” “estimates,” “expects,” “projects,” “may,” “intends,” “plans”, “on track” “on trend”, or “anticipates,” or by discussions of strategy, plans or intentions, including all matters described on the slide titled “2019 Modeling Assumptions” and our expectations for targeted debt reduction, Asia demand fundamentals, customer inventory actions, CTO constraint and availability, planned maintenance spending, the maturity extension of our KFPC Loan Agreement, and market fundamentals for TOFA. All forward-looking statements in this presentation are made based on management's current expectations and estimates, which involve known and unknown risks, uncertainties, and other important factors that could cause actual results to differ materially from those expressed in forward-looking statements. These risks and uncertainties are more fully described in our latest Annual Report on Form 10-K, including but not limited to “Part I, Item 1A. Risk Factors” and “Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” therein, and in our other filings with the Securities and Exchange Commission, and include, but are not limited to, risks related to: Kraton's ability to repay its indebtedness; Kraton's reliance on third parties for the provision of significant operating and other services; conditions in the global economy and capital markets; fluctuations in raw material costs; limitations in the availability of raw materials; competition in Kraton's end-use markets; and other factors of which we are currently unaware or deem immaterial. Readers are cautioned not to place undue reliance on our forward-looking statements. Forward-looking statements speak only as of the date they are made, and we assume no obligation to update such information in light of new information or future events. Kraton Second Quarter 2019 Earnings Call 2

Disclaimers GAAP Disclaimer This presentation includes the use of non-GAAP financial measures, as defined below. Tables included in this presentation reconcile each of these non-GAAP financial measures with the most directly comparable GAAP financial measure. For additional information on the impact of the spread between the FIFO basis of accounting and estimated current replacement cost (ECRC), see our Annual Report on Form 10-K for the fiscal year ended December 31, 2018. We consider these non-GAAP financial measures to be important supplemental measures in the evaluation of our absolute and relative performance. However, we caution that these non-GAAP financial measures have limitations as analytical tools and may vary substantially from other measures of our performance. You should not consider them in isolation, or as a substitute for analysis of our results under GAAP in the United States. EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin: For our consolidated results, EBITDA represents net income (loss) before interest, taxes, depreciation and amortization. For each reporting segment, EBITDA represents operating income before depreciation and amortization, disposition and exit of business activities and earnings of unconsolidated joint ventures. Among other limitations, EBITDA does not: reflect the significant interest expense on our debt or reflect the significant depreciation and amortization expense associated with our long-lived assets; and EBITDA included herein should not be used for purposes of assessing compliance or non-compliance with financial covenants under our debt agreements since it calculation differs in such agreements. Other companies in our industry may calculate EBITDA differently than we do, limiting its usefulness as a comparative measure. As an analytical tool, Adjusted EBITDA is subject to all the limitations applicable to EBITDA. We prepare Adjusted EBITDA by eliminating from EBITDA the impact of a number of items we do not consider indicative of our on-going performance but you should be aware that in the future we may incur expenses similar to the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non- recurring items. In addition, due to volatility in raw material prices, Adjusted EBITDA may, and often does, vary substantially from EBITDA and other performance measures, including net income calculated in accordance with U.S. GAAP. We define Adjusted EBITDA Margin as Adjusted EBITDA as a percentage of revenue (for each reporting segment or on a consolidated bases, as applicable). Adjusted Gross Profit and Adjusted Gross Profit Per Ton: We define Adjusted Gross Profit Per Ton as Adjusted Gross Profit divided by total sales volume (for each reporting segment or on a consolidated basis, as applicable). We define Adjusted Gross Profit as gross profit excluding certain charges and expenses. Adjusted Gross Profit is limited because it often varies substantially from gross profit calculated in accordance with U.S. GAAP due to volatility in raw material prices. Certain amounts reported in the prior periods have been reclassified to conform to the current reporting presentation. Adjusted Diluted Earnings Per Share: Adjusted Diluted Earnings Per Share is Diluted Earnings (Loss) Per Share excluding the impact of a number of non-recurring items we do not consider indicative of our on-going performance. Net Debt and Consolidated Net Debt: Net debt for Kraton is total debt (excluding debt of KFPC due to its own capital structure) less cash and cash equivalents. Consolidated net debt is Kraton net debt plus debt of Kraton Formosa Polymers (KFPC) joint venture less KFPC’s cash and cash equivalents. Management believes that net debt is useful to investors in determining our leverage since we could choose to use cash and cash equivalents to satisfy our debt obligations. Consolidated Net Debt, as adjusted for foreign exchange impact accounts for the FX effect on the Euro Tranche of our Term Loan. Consolidated Net Debt and Net Debt: We define net debt for Kraton as total debt (excluding debt of KFPC) less cash and cash equivalents. We define consolidated net debt as Kraton net debt plus debt of KFPC less KFPC's cash and cash equivalents. Management uses net debt to determine our outstanding debt obligations that would not readily be satisfied by its cash and cash equivalents on hand. Management believes that using net debt is useful to investors in determining our leverage since we could choose to use cash and cash equivalents to retire debt. In addition, management believes that presenting Kraton's net debt excluding KFPC is useful because KFPC has its own capital structure. Consolidated Net Debt Leverage Ratio: The consolidated net debt leverage ratio is defined as consolidated net debt as of the balance sheet date divided by Adjusted EBITDA for the twelve months then ended. Our use of this term may vary from the use of similarly-titled measures by others in our industry due to the potential inconsistencies in the method of calculation and differences due to items subject to interpretation. Kraton Second Quarter 2019 Earnings Call 3

Second Quarter 2019 Summary GAAP results ▪ Net income attributable to Kraton: Q2 2019 - $41.2 million ▪ Chemical segment operating income: Q2 2019 - $21.2 million ▪ Polymer segment operating income: Q2 2019 - $35.0 million Q2 2019 Adjusted EBITDA(1) of $102.1 million, down 3.4% vs. Q2 2018 ▪ Adjusted EBITDA margin(2) of 20.6% vs. 19.6% in Q2 2018 Polymer segment Adjusted EBITDA(1) of $60.2 million, down 12.4% vs. Q2 2018 ▪ CariflexTM sales volume up 10.1% and Specialty Polymers sales volume up 1.9% vs. Q2 2018 ▪ Performance Products sales volume down 13.9%, primarily reflecting impact of adverse weather in North America and Europe on Paving & Roofing sales ▪ Adjusted EBITDA margin(2) of 20.2% vs. 20.3% in Q2 2018 Chemical segment Adjusted EBITDA(1) of $41.9 million, up 13.4% vs. Q2 2018 ▪ Performance Chemicals sales volume down 8.9% and Adhesives sales volume down 1.7%, partially offset by a 4.8% increase in Tires sales volume ▪ Q2 2019 results reflect improved pricing for upgraded product streams and improved operating metrics, including lower costs for planned maintenance ▪ Adjusted EBITDA margin(2) of 21.2% vs. 18.4% in Q2 2018 Capital Allocation ▪ Second quarter 2019 reduction in consolidated net debt, adjusted for FX(1) of $33.6 million ▪ Second quarter 2019 share repurchases of $5.0 million (1) See non-GAAP reconciliations included in the accompanying financial tables for the reconciliation of each non-GAAP measure to its most directly comparable GAAP measure. (2) Defined as Adjusted EBITDA as a percentage of revenue. Kraton Second Quarter 2019 Earnings Call 4

Polymer Segment Results

	Three Months Ended June 30, 2019	2018	Change	Six Months Ended June 30, 2019	2018	Change
	($ In millions, except per share amounts)					
Volume (kT)	80.2	87.7	(7.5)	154.0	165.3	(11.3)
Revenue	$ 297.9	$ 338.2	$ (40.3)	$ 558.9	$ 627.2	$ (68.3)
Operating income	$ 35.0	$ 60.2	$ (25.3)	$ 44.2	$ 93.0	$ (48.8)
Adjusted EBITDA[1]	$ 60.2	$ 68.7	$ (8.5)	$ 108.3	$ 113.5	$ (5.1)
Adjusted EBITDA margin[2]	20.2%	20.3%	(10 bps)	19.4%	18.1%	130 bps

Note: May not foot due to rounding.

Q2'19 vs. Q2'18

- Adjusted EBITDA[1] down $8.5 million or 12.4% vs. Q2'18
- Sales volume declined 8.6% vs. Q2'18
  - Cariflex volume up 10.1% vs. Q2'18 on higher latex sales into surgical glove applications
  - Specialty Polymer sales volume up 1.9% reflecting higher sales into lubricant additive applications, partially offset by lower sales in China and broader Asia
  - Performance Products sales volume down 13.9% vs. Q2'18, reflecting impact of adverse weather on North American and European paving and roofing sales
- Gross Profit of $78.9 million and Adjusted Gross Profit[1] of $1,075 per ton in Q2'19, compared to $1,119 per ton in Q2'18

H1'19 vs. H1'18

- Adjusted EBITDA[1] down $5.1 million or 4.5% vs. H1'18
- Sales volume declined 6.8% vs. H1'18
  - Cariflex volume up 7.8% on higher latex sales into surgical glove applications
  - Specialty Polymer sales volume down 9.0% reflecting weaker demand in China and broader Asia
  - Performance Products sales volume down 7.4% on lower sales of SIS into adhesive applications and lower sales into paving and roofing applications
- Gross Profit of $132.8 million and Adjusted Gross Profit[1] of $1,049 per ton in H1'19, compared to $1,039 per ton in H1'18

(1) See non-GAAP reconciliations included in the accompanying financial tables for the reconciliation of each non-GAAP measure to its most directly comparable GAAP measure.
(2) Defined as Adjusted EBITDA as a percentage of revenue.

Kraton Second Quarter 2019 Earnings Call 5

Chemical Segment Results

	Three Months Ended June 30,						Six Months Ended June 30,					
	2019		2018		Change		2019		2018		Change	
	($ In millions, except per share amounts)											
Volume (kT)		103.8		110.8		(7.0)		207.5		226.7		(19.2)
Revenue	$	197.4	$	200.2	$	(2.8)	$	392.8	$	413.6	$	(20.8)
Operating income	$	21.2	$	22.6	$	(1.4)	$	47.1	$	51.9	$	(4.8)
Adjusted EBITDA[(1)]	$	41.9	$	36.9	$	5.0	$	83.2	$	80.8	$	2.4
Adjusted EBITDA margin[(2)(3)]		21.2%		18.4%		280 bps		21.2%		19.5%		170 bps

Note: May not foot due to rounding.

Q2'19 vs. Q2'18

- Adjusted EBITDA[(1)] up $5.0 million or 13.4% compared to Q2'18, with higher upgrade margins and improved operational metrics including lower costs for planned maintenance more than offsetting lower TOR and TOFA volumes
- Sales volume decreased 7.0 kilotons or 6.3%
  - Performance Chemicals volume down 8.9%
  - Adhesives volume down 1.7%
  - Tires volume up 4.8%
- Adjusted EBITDA margin[(2)] of 21.2% vs. 18.4% in Q2'18

H1'19 vs. H1"18

- Adjusted EBITDA[(1)] up $2.4 million or 2.9% with higher margins for upgraded product streams and lower fixed costs, including costs for planned maintenance
- Sales volume decreased 19.2 kilotons or 8.5%
  - Performance Chemicals volume down 11.9%, including lower sales of raw materials
  - Adhesives volume down 1.6%
  - Tires volume up 2.1%
- Adjusted EBITDA margin[(2)(3)] of 21.2% vs. 19.5% in H1'18

(1) See non-GAAP reconciliations included in the accompanying financial tables for the reconciliation of each non-GAAP measure to its most directly comparable GAAP measure.
(2) Defined as Adjusted EBITDA as a percentage of revenue.
(3) Accounting for lost sales associated with Hurricane Michael, Adjusted EBITDA margin would have been 20.7% for the six months ended June 30, 2019.

Kraton Second Quarter 2019 Earnings Call 6

Consolidated Second Quarter Results

	Three Months Ended June 30, 2019	Three Months Ended June 30, 2018	Change	Six Months Ended June 30, 2019	Six Months Ended June 30, 2018	Change
	($ In millions, except per share amounts)					
Revenue	$ 495.3	$ 538.4	$ (43.1)	$ 951.7	$ 1,040.8	$ (89.1)
Net income (loss) attributable to Kraton	$ 41.2	$ (14.9)	$ 56.1	$ 53.9	$ 7.1	$ 46.7
Diluted earnings (loss) per share	$ 1.28	$ (0.47)	$ 1.75	$ 1.67	$ 0.22	$ 1.45
Operating income	$ 56.2	$ 82.8	(26.6)	$ 91.3	$ 144.9	$ (53.6)
Adjusted EBITDA[(1)]	$ 102.1	$ 105.6	(3.6)	$ 191.5	$ 194.2	$ (2.8)
Adjusted EBITDA margin[(2)(3)]	20.6%	19.6%	100 bps	20.1%	18.7%	140 bps
Adjusted diluted earnings per share[(1)]	$ 1.58	$ 0.88	$ 0.70	$ 2.46	$ 1.47	$ 0.99

Note: May not foot due to rounding.

Operating Income



$56.2
$21.2
$35.0
$82.8
$22.6
$60.2
$91.3
$47.1
$44.2
$144.9
$51.9
$93.0
Q2'19
Q2'18
H1'19
H1'18
Polymer
Chemical

Adjusted EBITDA



$102.1
$41.9
$60.2
$105.6
$36.9
$68.7
$191.5
$83.2
$108.3
$194.2
$80.8
$113.5
Q2'19
Q2'18
H1'19
H1'18
Polymer
Chemical

(1) See non-GAAP reconciliations included in the accompanying financial tables for the reconciliation of each non-GAAP measure to its most directly comparable GAAP measure.
(2) Defined as Adjusted EBITDA as a percentage of revenue.
(3) Accounting for lost sales associated with Hurricane Michael, Adjusted EBITDA margin would have been 19.9% for the six months ended June 30, 2019.

Kraton Second Quarter 2019 Earnings Call 7

2019 Modeling Assumptions(1) ($ In millions) Adjusted EBITDA(1)(3) Lower end of $370 - $390 Non-cash compensation expense $10 Depreciation & amortization $130 Interest expense $75 Effective tax rate(2) Approximately 10% Capex (includes capitalized interest) $110 Reduction in consolidated net debt(3)(4) Approximately $170 Note: Non-cash compensation expense is excluded in determining Adjusted EBITDA and included in determining Adjusted EPS. (1) Management's estimates. These estimates are forward-looking statements and speak only as of July 25, 2019. Management assumes no obligation to update or confirm these estimates in light of new information or future events. (2) Our effective tax rate is subject to variability arising from factors which include revisions associated with future guidance, assessment of U.S. tax reform and other discrete tax items, including the impact of uncertain tax reserves related to the closing of tax audits or expiration under various statutes of limitation. (3) We have not reconciled Adjusted EBITDA guidance to net income (loss) because we do not provide guidance for net income (loss) or for items that we do not consider indicative of our on-going performance, including, but not limited to, transaction costs and production downtime, as certain of these items are out of our control and/or cannot be reasonably predicted. We have not reconciled net debt guidance to debt due to high variability and difficulty in making accurate forecasts and projections that are impacted by future decisions and actions. The actual amount of such reconciling items will have a significant impact if they were included in our net debt. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measures is not available without unreasonable effort. (4) Excludes impact of activity under share repurchase authorization and the effects of foreign currency. Kraton Second Quarter 2019 Earnings Call 8

Consolidated Net Debt June 30, 2019 December 31, 2018 (In millions) Kraton debt 1,456.6 1,441.6 Kraton cash 58.7 79.3 Kraton net debt 1,398.0 1,362.4 KFPC(1)(2) loans 109.9 125.5 KFPC(1) cash 5.2 6.6 KFPC(1) net debt 104.7 118.9 Consolidated net debt $ 1,502.7 $ 1,481.2 Effect of foreign currency on consolidated net debt 3.8 Consolidated net debt excluding effect of foreign currency $ 1,506.5 Effect of share buyback program (5.0) Consolidated net debt excluding effect of foreign currency and share buyback program $ 1,501.5 Note: May not foot due to rounding. Consolidated Net Debt $1,595 $1,503 $1,799 $1,715 $1,595 $1,481 $1,503 01/06/16 12/31/16 12/31/17 12/31/18 06/30/19 (1) This amount includes all of the indebtedness of our Kraton Formosa Polymers Corporation (KFPC) joint venture, located in Mailiao, Taiwan, which we own a 50% stake in and consolidate within our financial statements. (2) KFPC executed revolving credit facilities to provide funding for working capital requirements and/or general corporate purposes. These are in addition to the 5.5 billion NTD KFPC Loan Agreement. Kraton Second Quarter 2019 Earnings Call 9

Appendix

Polymer – Revenue by Geography and End Use TTM June 30, 2019 Segment Revenue by Geography Segment Revenue by End Use Other 16% Medical 18% Asia Pacific 29% Roofing Americas Industrial 9% 40% 6% Adhsv & Coatings 6% Paving Consumer 21% 3% EMEA Personal Care 31% 10% Polymod Lubricant 3% Additives 8% Kraton Second Quarter 2019 Earnings Call 11

Polymer – Revenue by Geography and Product Group TTM June 30, 2019 CARIFLEX SPECIALTY POLYMERS PERFORMANCE PRODUCTS EMEA Asia Pacific 5% Americas 8% 2% Asia Pacific 31% Americas Americas 48% 46% EMEA Asia Pacific 46% 93% EMEA 21% Revenue by Geography Pkg & Indust Adhsv Other Consumer 1% Industrial Industrial 1% 8% 6% 7% Adhsv & Coatings 5% Cable Gels Other 5% Personal Other 11% Pkg & Indust Care 28% Adhsv Paving 5% 9% 41% Industrial 5% Medical Medical Roofing Lubricant 92% 10% 17% Personal Additives Polymod Care 24% 9% 16% Revenue by Product Group Kraton Second Quarter 2019 Earnings Call 12

Chemical – Revenue by Geography and Product Group TTM June 30, 2019 ADHESIVES PERFORMANCE CHEMICALS TIRES 35% of TTM Revenue 59% of TTM Revenue 6% of TTM Revenue Asia Pacific 11% Asia Pacific Americas 16% 15% Asia Pacific Americas 32% EMEA Americas 43% 33% 56% EMEA EMEA 41% 53% Chemical Segment Revenue Asia Pacific 15% Americas 46% EMEA 39% Kraton Second Quarter 2019 Earnings Call 13

Polymer Reconciliation of Gross Profit to Adjusted Gross Profit Three Months Ended June 30, Six Months Ended June 30, 2019 2018 2019 2018 (In thousands) Gross profit $ 78,866 $ 109,846 $ 132,752 $ 191,277 Add (deduct): Transaction, acquisition related costs, restructuring, and other costs 491 — 491 — Non-cash compensation expense 131 134 330 308 Spread between FIFO and ECRC 6,749 (11,824) 27,964 (19,940) Adjusted gross profit (non-GAAP) $ 86,237 $ 98,156 $ 161,537 $ 171,645 Sales volume (kilotons) 80.2 87.7 154.0 165.3 Adjusted gross profit per ton $ 1,075 $ 1,119 $ 1,049 $ 1,039 Kraton Second Quarter 2019 Earnings Call 14

Reconciliation of Net Income to Operating Income to Non-GAAP Financial Measures

	Three Months Ended June 30, 2019			Three Months Ended June 30, 2018		
	Polymer	Chemical	Total	Polymer	Chemical	Total
	(In thousands)					
Net income (loss) attributable to Kraton			$ 41,208			$ (14,930)
Net income attributable to noncontrolling interest			2,190			826
Consolidated net income (loss)			43,398			(14,104)
Add (deduct):						
Income tax benefit			(6,846)			(1,842)
Interest expense, net			19,339			25,416
Earnings of unconsolidated joint venture			(140)			(120)
Loss on extinguishment of debt			—			72,330
Other expense			417			1,107
Operating income	$ 34,979	$ 21,189	56,168	$ 60,231	$ 22,556	82,787
Add (deduct):						
Depreciation and amortization	14,343	17,561	31,904	17,598	17,542	35,140
Other income (expense)	(618)	201	(417)	(1,318)	211	(1,107)
Loss on extinguishment of debt	—	—	—	(72,330)	—	(72,330)
Earnings of unconsolidated joint venture	140	—	140	120	—	120
EBITDA (a)	48,844	38,951	87,795	4,301	40,309	44,610
Add (deduct):						
Transaction, acquisition related costs, restructuring, and other costs (b)	2,395	166	2,561	768	473	1,241
(Gain) loss on extinguishment of debt	—	—	—	72,330	—	72,330
Hurricane related costs (c)	—	6,944	6,944	—	—	—
Hurricane reimbursements (d)	—	(7,500)	(7,500)	—	—	—
KFPC startup costs (e)	—	—	—	897	—	897
Non-cash compensation expense	2,190	—	2,190	2,223	—	2,223
Spread between FIFO and ECRC	6,749	3,321	10,070	(11,824)	(3,853)	(15,677)
Adjusted EBITDA	$ 60,178	$ 41,882	$ 102,060	$ 68,695	$ 36,929	$ 105,624

(a) Included in EBITDA is an $7.5 million gain on insurance, a reimbursement for a portion of the direct costs we have incurred to date related to Hurricane Michael.
(b) Charges related to the evaluation of acquisition transactions, severance expenses, and other restructuring related charges.
(c) Incremental costs related to Hurricane Michael, which are recorded in cost of goods sold. As we continue to work with our insurance carriers to finalize our claim for reimbursement of incremental costs incurred, we have identified an additional $2.6 million of costs incurred during the six months ended June 30, 2019. Of this amount, $1.6 million was incurred during the first quarter of 2019.
(d) Reimbursement of incremental costs related to Hurricane Michael, which is recorded in gain on insurance proceeds.
(e) Startup costs related to the joint venture company, KFPC

Kraton Second Quarter 2019 Earnings Call 15

Reconciliation of Net Income to Operating Income to Non-GAAP Financial Measures

	Six Months Ended June 30, 2019			Six Months Ended June 30, 2018		
	Polymer	Chemical	Total	Polymer	Chemical	Total
	(In thousands)					
Net income attributable to Kraton			$ 53,876			$ 7,142
Net income attributable to noncontrolling interest			3,134			815
Consolidated net income			57,010			7,957
Add (deduct):						
Income tax (benefit) expense			(4,192)			409
Interest expense, net			38,280			54,692
Earnings of unconsolidated joint venture			(261)			(257)
(Gain) loss on extinguishment of debt			(210)			79,921
Other expense			676			2,220
Operating income	$ 44,229	$ 47,074	91,303	$ 93,031	$ 51,911	144,942
Add (deduct):						
Depreciation and amortization	28,314	35,112	63,426	35,360	35,156	70,516
Other income (expense)	(1,045)	369	(676)	(2,642)	422	(2,220)
Gain (loss) on extinguishment of debt	210	—	210	(79,921)	—	(79,921)
Earnings of unconsolidated joint venture	261	—	261	257	—	257
EBITDA (a)	71,969	82,555	154,524	46,085	87,489	133,574
Add (deduct):						
Transaction, acquisition related costs, restructuring, and other costs (b)	3,109	564	3,673	1,373	(786)	587
(Gain) loss on extinguishment of debt	(210)	—	(210)	79,921	—	79,921
Hurricane related costs (c)	—	12,805	12,805	—	—	—
Hurricane reimbursements (d)	—	(12,720)	(12,720)	—	—	—
KFPC startup costs (e)	—	—	—	897	—	897
Non-cash compensation expense	5,499	—	5,499	5,125	—	5,125
Spread between FIFO and ECRC	27,964	(43)	27,921	(19,940)	(5,915)	(25,855)
Adjusted EBITDA	$ 108,331	$ 83,161	$ 191,492	$ 113,461	$ 80,788	$ 194,249

(a) Included in EBITDA is an $18.6 million gain on insurance, fully offsetting the lost margin in the first quarter of 2019, and reimbursement for a portion of the direct costs we have incurred to date related to Hurricane Michael.
(b) Charges related to the evaluation of acquisition transactions, severance expenses, and other restructuring related charges.
(c) Incremental costs related to Hurricane Michael, which are recorded in cost of goods sold.
(d) Reimbursement of incremental costs related to Hurricane Michael, which is recorded in gain on insurance proceeds.
(e) Startup costs related to the joint venture company, KFPC.

Kraton Second Quarter 2019 Earnings Call 16

Reconciliation of Diluted EPS to Adjusted Diluted EPS Three Months Ended June 30, Six Months Ended June 30, 2019 2018 2019 2018 Diluted Earnings (Loss) Per Share $ 1.28 $ (0.47) $ 1.67 $ 0.22 Transaction, acquisition related costs, restructuring, and other costs (a) 0.06 0.03 0.09 0.01 (Gain) loss on extinguishment of debt — 1.71 (0.01) 1.89 Hurricane related costs (b) 0.22 — 0.40 — Hurricane reimbursements (c) (0.23) — (0.39) — KFPC startup costs (d) — 0.01 — 0.01 Spread between FIFO and ECRC 0.25 (0.40) 0.70 (0.66) Adjusted Diluted Earnings Per Share (non-GAAP) $ 1.58 $ 0.88 $ 2.46 $ 1.47 (a) Charges related to the evaluation of acquisition transactions, severance expenses, and other restructuring related charges. (b) Incremental costs related to Hurricane Michael, which are recorded in cost of goods sold.As we continue to work with our insurance carriers to finalize our claim for reimbursement of incremental costs incurred, we have identified an additional $2.6 million of costs incurred during the six months ended June 30, 2019. Of this amount, $1.6 million was incurred during the first quarter of 2019. (c) Reimbursement of incremental costs related to Hurricane Michael, which is recorded in gain on insurance proceeds. (d) Startup costs related to the joint venture company, KFPC. Kraton Second Quarter 2019 Earnings Call 17

Net Debt June 30, 2019 December 31, 2018 (In millions) USD Tranche $ 362.0 $ 362.0 Euro Tranche 341.6 342.9 7.0% Senior Notes 394.8 399.1 5.25% Senior Notes 330.2 331.5 ABL Facility 27.0 5.0 Capital lease 1.1 1.2 Kraton debt 1,456.6 1,441.6 Kraton cash 58.7 79.3 Kraton net debt 1,398.0 1,362.4 KFPC(1)(2) loans 109.9 125.5 KFPC(1) cash 5.2 6.6 KFPC(1) net debt 104.7 118.9 Consolidated net debt $ 1,502.7 $ 1,481.2 Effect of foreign currency on consolidated net debt 3.8 Consolidated net debt excluding effect of foreign currency $ 1,506.5 Effect of share buyback program (5.0) Consolidated net debt excluding effect of foreign currency and share buyback program $ 1,501.5 Note: May not foot due to rounding. (1) This amount includes all of the indebtedness of our Kraton Formosa Polymers Corporation (KFPC) joint venture, located in Mailiao, Taiwan, which we own a 50% stake in and consolidate within our financial statements. (2) KFPC executed revolving credit facilities to provide funding for working capital requirements and/or general corporate purposes. These are in addition to the 5.5 billion NTD KFPC Loan Agreement. Kraton Second Quarter 2019 Earnings Call 18